Exhibit 99.1

Pixelworks Reports Fourth Quarter and Fiscal Year 2021 Financial Results
Achieves Record Quarterly Mobile Revenue, Increasing 29% Sequentially and 194% Year-over-Year
Full Year Consolidated Revenue Increases 35%, Driven by Mobile Growing 3x Year-over-Year
PORTLAND, Ore., February 10, 2022 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the fourth quarter and fiscal year ended December 31, 2021.
Fourth Quarter and Recent Highlights
•Delivered strong year-over-year revenue growth across target end markets, with margins and operating results at the high end of expectations for the fourth quarter
•Mobile revenue increased sequentially for the sixth consecutive quarter, driven by record sales of both hardware and software-based visual processing solutions
•Introduced latest X7 mobile visual processor, combining high frame rate and high resolution with ultra-low latency and low power consumption, to enable breakthrough display performance for mobile gaming
•Pixelworks Shanghai certified as an independent software vendor with MediaTek, bringing Pixelworks’ advanced visual display processing to MediaTek's Dimensity 5G Open Resource Architecture
•vivo launched the iQOO Neo5S series smartphone, incorporating Pixelworks’ X5 Pro visual processor, unlocking ultra-premium visual performance and an unmatched mobile gaming experience
•vivo launched the iQOO 9 Pro smartphone with visual quality powered by Pixelworks’ X5 Pro visual processor and MotionEngine® technology, enabling 1-120Hz variable frame rate for high-performance mobile gaming
•OPPO Find N, the brand’s first-ever foldable smartphone, and the OnePlus 10 Pro smartphone launched, each utilizing Pixelworks’ software and patented high-efficiency color and brightness calibration technology
•Formally launched TrueCut® Motion, the industry's first end-to-end platform for the consistent delivery of comprehensive motion imaging and a filmmaker-approved viewing experience across all screens
•Announced ecosystem partnership with TCL, one of the world’s best-selling TV brands, to bring TrueCut Motion platform to future TCL televisions in North America
•Appointed two highly experienced senior vice presidents for Pixelworks Shanghai, further strengthening the growing operations and leadership team in Asia
“We closed out 2021 with another consecutive quarter of sequential and year-over-year growth, highlighted by record revenue contribution from both our mobile hardware and software visual processing solutions,” stated Todd DeBonis, President and CEO of Pixelworks. “Consolidated revenue for the full year increased 35%, led by mobile business growing 3x year-over-year, coupled with a sustained recovery in the projector market. We also delivered solid gross margin for the year and achieved meaningful improvement in our bottom-line results.
“In recent months, we’ve demonstrated continued momentum in mobile through a series of announced wins for our hardware and software solutions on newly launched smartphones, including OPPO’s first foldable smartphone and vivo’s latest iQOO phones targeting high-performance visual gaming. Together with our Shanghai subsidiary, we also unveiled cooperative agreements with multiple industry-leading ecosystem partners. In mobile, we began collaborative efforts with MediaTek to bring Pixelworks’ visual processing technology to its Dimensity 5G Open Resource Architecture, and separately engaged with Unity Technologies to incorporate advanced visual performance capabilities into its gaming engine platform. Then, in conjunction with the CES tradeshow TCL announced plans for TCL TVs to support our TrueCut Motion platform.

“Entering 2022, customer demand remains strong in our target end markets and we have solid bookings extending well into the year. We are poised to drive continued growth in mobile with expanding design-ins across a growing number of programs and customers, including tier-one mobile OEMs. With global supply constraints anticipated to persist through at least the next several quarters, we are continuing to aggressively work together with our supply chain partners to secure incremental capacity in support of our growth expectations for the coming year.”
Fourth Quarter and Fiscal 2021 Financial Results
Revenue in the fourth quarter of 2021 was $16.6 million, compared to $15.2 million in the third quarter of 2021 and $9.6 million in the fourth quarter of 2020. The sequential increase in fourth quarter revenue primarily reflected continued growth and record revenue in the mobile market. For the full year 2021, revenue was $55.1 million compared to full year revenue of $40.9 million in 2020. The year-over-year increase in revenue reflected strong growth in the mobile market, combined with a sustained recovery in the projector market.
On a GAAP basis, gross profit margin in the fourth quarter of 2021 was 53.5%, compared to 52.5% in the third quarter of 2021 and 45.5% in the fourth quarter of 2020. GAAP gross profit margin for the full year 2021 was 50.3% compared to 49.4% in the prior year. Fourth quarter 2021 GAAP operating expenses were $12.6 million, compared to $11.9 million in the third quarter of 2021 and $11.3 million in the year-ago quarter. For the full year 2021, GAAP operating expenses were $47.7 million compared to $46.9 million in the prior year.
On a non-GAAP basis, fourth quarter 2021 gross profit margin was 55.0%, compared to 53.1% in the third quarter of 2021 and 49.6% in the year-ago quarter. Non-GAAP gross profit margin for the full year 2021 was 52.0% compared to 53.8% in the prior year. Fourth quarter 2021 non-GAAP operating expenses were $11.0 million, compared to $10.1 million in the third quarter of 2021 and $9.5 million in the year-ago quarter. Non-GAAP operating expenses for the full year 2021 were $41.4 million compared to $37.3 million in the prior year.
For the fourth quarter of 2021, the Company recorded a GAAP net loss of $3.3 million, or ($0.06) per share, compared to a GAAP net loss of $4.1 million, or ($0.08) per share, in the third quarter of 2021, and a GAAP net loss of $6.4 million, or ($0.15) per share, in the year-ago quarter. GAAP net loss for the full year 2021 was $19.8 million, or ($0.38) per share, compared to a net loss of $26.5 million, or ($0.65) per share, in the prior year. Note, the Company refers to “net loss attributable to Pixelworks Inc.” as “net loss”.
For the fourth quarter of 2021, the Company recorded a non-GAAP net loss of $1.4 million, or ($0.03) per share, compared to a non-GAAP net loss of $2.2 million, or ($0.04) per share, in the third quarter of 2021, and a non-GAAP net loss of $4.9 million, or ($0.11) per share, in the fourth quarter of 2020. For the full year 2021, non-GAAP net loss was $12.6 million, or ($0.24) per share, compared to a net loss of $15.9 million, or ($0.39) per share, in the prior year.
Adjusted EBITDA in the fourth quarter of 2021 was a negative $1.1 million, compared to a negative $1.6 million in the third quarter of 2021 and a negative $3.8 million in the year-ago quarter. For the full year 2021, adjusted EBITDA was a negative $9.6 million compared to a negative $11.6 million in the prior year.
Cash and cash equivalents and short-term investments at the end of the fourth quarter of 2021 were $61.6 million, compared to $66.6 million at the end of the third quarter of 2021 and $31.5 million at the end of the fourth quarter of 2020.
Business Outlook
The Company’s current business outlook, including guidance for the first quarter of 2022, will be provided as part of the scheduled conference call.
Conference Call Information
Pixelworks will host a conference call today, February 10, 2022, at 2:00 p.m. Pacific Time, which can be accessed by calling 1-877-359-9508 and using passcode 7170737. A live audio webcast of the call can also be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live webcast, it will be archived for approximately 90 days. A replay of the conference call will also be available through Thursday, February 17, 2022, and can be accessed by calling 1-855-859-2056 and using passcode 7170737.

About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. For more information, please visit the company's web site at www.pixelworks.com.
Note: Pixelworks, the Pixelworks logo, TrueCut and MotionEngine are registered trademarks of Pixelworks, Inc.
Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude amortization of acquired intangible assets, stock-based compensation expense, restructuring expenses, and gain on loan extinguishment which are all required under GAAP as well as the tax effect of the non-GAAP adjustments and the impact of non-GAAP adjustments to redeemable non-controlling interest. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss attributable to Pixelworks Inc. before interest income and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above.
Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis.
Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.
Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s businesses, including market movement and demand, the continued constraints on global semiconductor supply, customer engagements and ecosystem collaborations, growth in the mobile market, adoption rates for the Company’s TrueCut Motion platform, and additional guidance, particularly as to the business outlook and current market environment and the impact of the COVID-19 pandemic on the same. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; lack of adoption of our TrueCut Motion platform; our efforts to achieve profitability from operations; our limited financial resources; our ability to attract and retain key personnel; and the impact of the COVID-19 pandemic on our business and on our suppliers and customers. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2020, as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.
[Financial Tables Follow]

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Revenue, net	$16,586	$15,196	$9,638	$55,102	$40,855
Cost of revenue (1)	7,713	7,211	5,253	27,409	20,670
Gross profit	8,873	7,985	4,385	27,693	20,185
Operating expenses:
Research and development (2)	7,002	6,792	6,397	27,250	25,040
Selling, general and administrative (3)	5,598	5,097	4,870	20,445	19,840
Restructuring	—	—	19	—	2,041
Total operating expenses	12,600	11,889	11,286	47,695	46,921
Loss from operations	(3,727)	(3,904)	(6,901)	(20,002)	(26,736)
Interest income and other, net	165	54	7	457	9
Gain on loan extinguishment	—	—	796	—	796
Total other income, net	165	54	803	457	805
Loss before income taxes	(3,562)	(3,850)	(6,098)	(19,545)	(25,931)
Provision (benefit) for income taxes	(448)	(9)	341	(133)	598
Net loss	(3,114)	(3,841)	(6,439)	(19,412)	(26,529)
Less: Net income attributable to redeemable non-controlling interest	(177)	(232)	—	(409)	—
Net loss attributable to Pixelworks Inc.	$(3,291)	$(4,073)	$(6,439)	$(19,821)	$(26,529)
Net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.06)	$(0.08)	$(0.15)	$(0.38)	$(0.65)
Weighted average shares outstanding - basic and diluted	53,293	52,768	43,735	52,509	40,712
——————
(1) Includes:
Amortization of acquired intangible assets	218	218	298	899	1,192
Stock-based compensation	26	(138)	87	43	432
Restructuring	—	—	7	—	173
(2) Includes stock-based compensation	623	549	669	2,363	2,943
(3) Includes:
Stock-based compensation	940	1,146	1,000	3,678	4,296
Amortization of acquired intangible assets	53	53	76	219	304

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$8,873	$7,985	$4,385	$27,693	$20,185
Amortization of acquired intangible assets	218	218	298	899	1,192
Stock-based compensation	26	(138)	87	43	432
Restructuring	—	—	7	—	173
Total reconciling items included in gross profit	244	80	392	942	1,797
Non-GAAP gross profit	$9,117	$8,065	$4,777	$28,635	$21,982
Non-GAAP gross profit margin	55.0%	53.1%	49.6%	52.0%	53.8%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$12,600	$11,889	$11,286	$47,695	$46,921
Reconciling item included in research and development:
Stock-based compensation	623	549	669	2,363	2,943
Reconciling items included in selling, general and administrative:
Stock-based compensation	940	1,146	1,000	3,678	4,296
Amortization of acquired intangible assets	53	53	76	219	304
Restructuring	—	—	19	—	2,041
Total reconciling items included in operating expenses	1,616	1,748	1,764	6,260	9,584
Non-GAAP operating expenses	$10,984	$10,141	$9,522	$41,435	$37,337
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(3,291)	$(4,073)	$(6,439)	$(19,821)	$(26,529)
Reconciling items included in gross profit	244	80	392	942	1,797
Reconciling items included in operating expenses	1,616	1,748	1,764	6,260	9,584
Impact of non-GAAP adjustments to redeemable non-controlling interest	(17)	(9)	—	(26)	—
Tax effect of non-GAAP adjustments	9	7	144	—	—
Reconciling items included in total other income, net	—	—	(796)	—	(796)
Non-GAAP net loss attributable to Pixelworks Inc.	$(1,439)	$(2,247)	$(4,935)	$(12,645)	$(15,944)

Non-GAAP net loss attributable to PIxelworks Inc. per share - basic and diluted	$(0.03)	$(0.04)	$(0.11)	$(0.24)	$(0.39)

Non-GAAP weighted average shares outstanding - basic and diluted	53,293	52,768	43,735	52,509	40,712

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2021		2021		2020		2021		2020
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(0.06)	$(0.06)	$(0.08)	$(0.08)	$(0.15)	$(0.15)	$(0.38)	$(0.38)	$(0.65)	$(0.65)
Reconciling items included in gross profit	—	—	—	—	0.01	0.01	0.02	0.02	0.04	0.04
Reconciling items included in operating expenses	0.03	0.03	0.03	0.03	0.04	0.04	0.12	0.12	0.24	0.24
Reconciling items included in total other income, net	—	—	—	—	(0.02)	(0.02)	—	—	(0.02)	(0.02)
Non-GAAP net loss attributable to Pixelworks Inc.	$(0.03)	$(0.03)	$(0.04)	$(0.04)	$(0.11)	$(0.11)	$(0.24)	$(0.24)	$(0.39)	$(0.39)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	53.5%	52.5%	45.5%	50.3%	49.4%
Amortization of acquired intangible assets	1.3	1.4	3.1	1.6	2.9
Stock-based compensation	0.2	(0.9)	0.9	0.1	1.1
Restructuring	—	—	0.1	—	0.4
Total reconciling items included in gross profit	1.5	0.5	4.1	1.7	4.4
Non-GAAP gross profit margin	55.0%	53.1%	49.6%	52.0%	53.8%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Reconciliation of GAAP net loss attributable to Pixelworks Inc. and adjusted EBITDA
GAAP net loss attributable to Pixelworks Inc.	$(3,291)	$(4,073)	$(6,439)	$(19,821)	$(26,529)
Stock-based compensation	1,589	1,557	1,756	6,084	7,671
Amortization of acquired intangible assets	271	271	374	1,118	1,496
Impact of non-GAAP adjustments to redeemable non-controlling interest	(17)	(9)	—	(26)	—
Tax effect of non-GAAP adjustments	9	7	144	—	—
Gain on loan extinguishment	—	—	(796)	—	(796)
Restructuring	—	—	26	—	2,214
Non-GAAP net loss attributable to Pixelworks Inc.	$(1,439)	$(2,247)	$(4,935)	$(12,645)	$(15,944)
EBITDA adjustments:
Depreciation and amortization	$964	$762	$983	$3,648	$3,737
Non-GAAP interest income and other, net	(165)	(54)	(7)	(457)	(9)
Non-GAAP provision (benefit) for income taxes	(457)	(16)	197	(133)	598
Adjusted EBITDA	$(1,097)	$(1,555)	$(3,762)	$(9,587)	$(11,618)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$61,587	$31,257
Short-term marketable securities	—	250
Accounts receivable, net	8,708	4,672
Inventories	1,469	2,445
Prepaid expenses and other current assets	2,732	1,010
Total current assets	74,496	39,634
Property and equipment, net	5,656	5,103
Operating lease right of use assets	4,789	6,606
Other assets, net	3,162	1,081
Acquired intangible assets, net	90	1,207
Goodwill	18,407	18,407
Total assets	$106,600	$72,038
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,747	$995
Accrued liabilities and current portion of long-term liabilities	13,563	9,452
Current portion of income taxes payable	128	147
Total current liabilities	16,438	10,594
Long-term liabilities, net of current portion	519	1,007
Deposit liability	12,716	—
Operating lease liabilities, net of current portion	2,853	5,088
Income taxes payable, net of current portion	2,948	2,479
Total liabilities	35,474	19,168
Redeemable non-controlling interest	30,905	—
Shareholders’ equity	40,221	52,870
Total liabilities, redeemable non-controlling interest and shareholders’ equity	$106,600	$72,038

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com